UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 24, 2006
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          ZYNEX MEDICAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                  33-26787-D               90-0214497
   ----------------------------   ------------------------   -------------------
   (State or other jurisdiction   (Commission File Number)     (IRS Employer
           of incorporation)                                 Identification No.)

                         8100 South Park Way, Suite A-9
                            Littleton, Colorado 80120
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (303) 703-4906
               --------------------------------------------------
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.  Regulation FD Disclosure.

During a conference call with representatives of a broker/dealer on May 24, 2006, representatives of Zynex Medical Holdings, Inc.(the "Company") made the following statements, assuming the successful completion of a potential financing:

1. Company management's goal and expectation is that the Company's yearly revenues will grow to approximately $25 million three years after a potential financing.

2. Company management's goal and expectation is that the Company will expand its sales force from the current 10 to 15 persons to approximately 100 members three years after a potential financing.

Both of these statements contain forward-looking information. Such forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, the Company's results may differ from those expressed in these forward-looking statements. These forward-looking statements are subject to the risk factors contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ZYNEX MEDICAL HOLDINGS, INC.
                                      (registrant)

Date      May 25, 2006          By    /s/ Thomas Sandgaard
          -----------------           ---------------------------------------
                                      Thomas Sandgaard
                                      President and Chief Executive Officer